                                                                    EXHIBIT 99.1

Contact:                                                             Investors:
PXRE Group Ltd.                                                  The Ruth Group
John Modin                                                   Jeffrey Goldberger
Chief Financial Officer                                            646 536-7033
441 296-5858                                       jgoldberger@theruthgroup.com
john_modin@pxre.com

[LOGO]                                                             NEWS RELEASE

[LOGO]                                                                   [LOGO]



                           PXRE REPORTS THIRD QUARTER
                            NET INCOME INCREASED 116%
                           ---------------------------

                   COMPANY DECLARES REGULAR QUARTERLY DIVIDEND

         HAMILTON, Bermuda -- (PR Newswire) -- November 5, 2003 -- PXRE Group Ltd. (NYSE: PXT) today announced results for the third quarter ended September 30, 2003. Highlights in the quarter included:

         o   Net income increased 116% to $23.7 million from $11.0 million

         o   Net income per diluted share was $1.01 compared to $0.50

         o   Underwriting income was up 115%

         o Net premiums written in the catastrophe and risk excess segment were up 43%

         o   Annualized return on equity was 20%

         o On a fully diluted basis, book value per share was $21.72 at September 30, 2003

         Jeffrey L. Radke, the President & Chief Executive Officer of PXRE Group, commented, "I am very pleased to report that PXRE recorded the highest quarterly profit in the Company's history. These record results were achieved despite the large number of natural catastrophes that occurred during the quarter, which I believe is a testament to our underwriting approach and discipline. Our core property catastrophe business continues to benefit from a strong underwriting environment and we fully expect this market to remain healthy into 2004."

         Mr. Radke continued, "This was my first full quarter as President and CEO and one of my priorities has been to resolve the recent adverse loss development issues in our exited lines segment that have detracted from the strong results in our core catastrophe and risk excess segment. Accordingly, we initiated a reserve review in the third quarter of 2003. This review included an independent third-party analysis by a nationally recognized actuarial firm of the exited general liability line of business, the line which drove the adverse loss development in the last year. As a consequence of our review, the third quarter results include a $6.1 million after-tax net reserve strengthening. With this increase, our reserves for the general liability line exceed the best estimate of the independent actuarial firm."

         Revenue for the third quarter of 2003 was $76.7 million compared to $86.5 million in the same period a year ago. Net premiums earned for the quarter were $69.1 million compared to $75.7 million in the year-earlier period, as strong continued growth in our core catastrophe and risk excess segment partially offset a planned reduction in our finite and exited lines segments. Specifically, during the third quarter of 2003 net premiums earned in our catastrophe and risk excess segment grew 30% to $62.0 million compared to $48.0 million in the comparable period of 2002.


                                  Revenues and Net Premiums Earned
---------------------------------------------------------------------------------------------------
                                    Three Months Ended                        Nine Months Ended
($000's)                              September 30,                             September 30,
                               --------------------------------     ---------- --------------------
                                   2003       2002     Change %        2003      2002      Change %
                               ---------   ---------   --------     ---------  ---------   -------
Revenues                       $  76,726   $  86,462    (11)        $ 262,040  $ 206,755      27
                               =========   =========                =========  =========
Net Premiums Earned:
   Cat & Risk Excess           $  61,994   $  47,864     30         $ 188,335  $ 123,170      53
   Finite                          5,192      18,024    (71)           39,406     26,338      50
   Other Lines                     2,408       2,035     18             6,354      5,862       8
   Exited                           (512)      7,818    (107)           3,775     25,291     (85)
                               ----------- ---------                ---------  ---------
                               $  69,082   $  75,741     (9)        $ 237,870  $ 180,661      32
                               =========== =========                =========  =========


         Net premiums written increased 5% to $70.0 million in the third quarter versus the same period in 2002. The increase reflects a $21.1 million or 43% increase in the Company's core catastrophe and risk excess segment.


                                            Net Premiums Written
----------------------------------------------------------------------------------------------------
                                    Three Months Ended                         Nine Months Ended
($000's)                              September 30,                              September 30,
                               --------------------------------   ----------------------------------
                                  2003        2002     Change %        2003       2002     Change %
                               ----------   --------   --------   ----------    --------   ---------
Net Premiums Written:
   Cat & Risk Excess           $   70,507   $ 49,430      43      $  208,550    $136,160       53
   Finite                          (2,091)    12,754     (116)         3,315      42,446      (92)
   Other Lines                      2,357      3,218     (27)          6,442       6,059       6
   Exited                            (731)     1,407     (152)         3,124       6,528      (52)
                               ----------   --------              ----------    --------
                               $   70,042   $ 66,809       5      $  221,431    $191,193       16
                               ==========   ========              ==========    ========

         Net investment income for the third quarter of 2003 increased 20% to $6.0 million from $5.0 million in the corresponding period of 2002. The return of PXRE's hedge fund portfolio increased to 2.1% in the third quarter of 2003 from 0.5% in the third quarter of 2002. Net realized investment gains for the third quarter of 2003 were $0.5 million compared with gains of $4.8 million in the third quarter of 2002. Interest expense was $2.8 million in both the third quarter of 2003 and 2002.

         PXRE's GAAP loss ratio for the third quarter of 2003 was 51.2% compared with 63.7% in the third quarter of 2002. The loss ratio in the Company's core catastrophe and risk excess segment was only 19.3%, as the Company did not suffer any significant losses as a result of the various third quarter catastrophe events. The favorable loss experience in the Company's core segment was offset, however, by prior-year loss development, net of related premium offsets and tax, of $6.1 million in the third quarter of 2003 primarily due to development in the Company's exited lines businesses. The expense ratio decreased to 18.3% in the third quarter of 2003 from 25.4% in the year-earlier quarter due primarily to a finite contract in which an increase in assumed losses was offset by a reduction in ceding commissions.


                                   GAAP Ratios
---------------------------------------------------------------------------
                                  Three Months Ended      Nine Months Ended
                                     September 30,           September 30,
                                  ------------------    -------------------
                                   2003        2002        2003       2002
                                  --------    ------    ---------   -------
Loss Ratio, All Lines               51.2%      63.7%       47.5%     46.7%
Expense Ratio                       18.3       25.4        26.9      27.8
                                  --------    ------    ---------   -------
Combined Ratio                      69.5%      89.1%       74.4%     74.5%
                                  ========    ======    =========  ========

Loss Ratio, Cat & Risk Excess       19.3%      52.0%       26.7%     29.0%

         During the third quarter of 2003, PXRE recorded an after-tax unrealized loss of $4.0 million in other comprehensive income ($0.17 decrease in book value) largely due to an increase in interest rates during the quarter.

         On a fully diluted basis, book value per share increased 2% to $21.72 per share at September 30, 2003, from $21.32 per share at June 30, 2003.

         Also during the quarter, a lower court judgment in favor of PXRE Group was affirmed by the United States Court of Appeals for the Third Circuit. The defendant, Terra Nova Insurance Company Limited, has since paid the $9.8 million judgment to the Company. PXRE had previously recorded this amount as a receivable and as a result, there was no income statement impact for the third quarter.

         Separately, the Company announced that its Board of Directors has declared a regular quarterly cash dividend of $0.06 per common share. The dividend will be paid on November 28, 2003, to stockholders of record as of November 14, 2003.

         PXRE - with operations in Bermuda, Barbados, the United States and Europe - provides reinsurance products and services to a worldwide marketplace. The Company's primary focus is providing property catastrophe and retrocessional coverage. The Company also provides marine and aerospace and finite reinsurance products and services. The Company's shares trade on the New York Stock Exchange under the symbol "PXT."

         PXRE Group Ltd. is scheduled to hold a conference call with respect to its third quarter financial results on Thursday, November 6, 2003 at 10:00 a.m. Eastern Time.

         A live webcast of the conference call will be available online at www.pxregroup.com. The dial-in numbers are (888) 335-6540 for domestic callers and (973) 935-8508 for international callers. The reservation number for both is 4230449.

         Quarterly financial statements are expected to be available on the Company's website under the press release section of News and Events after market close on November 5, 2003. To request other printed investor material from PXRE or additional copies of this news release, please call (441) 296-5858, send e-mail to Investor_Relations@pxregroup.com, or visit www.pxregroup.com.

         Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as "intend," "believe," "anticipate," "expect," "outlook," or variations of such words or similar expressions, are based upon current expectations and are subject to risks and uncertainties. PXRE cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) significant catastrophe losses or losses under other coverages, the timing and extent of which are difficult to predict; (ii) changes in the level of competition in the reinsurance or primary insurance markets that impact the volume or profitability of business (these changes include, but are not limited to, the intensification of price competition, the entry of new competitors, existing competitors exiting the market and competitors' development of new products); (iii) the lowering or loss of one of the financial or claims paying ratings of PXRE's or one or more of PXRE's subsidiaries; (iv) changes in the demand for reinsurance, including changes in the amount of risk that PXRE's clients elect to maintain for their own account; (v) adverse development on loss reserves related to business written in current and prior years; (vi) lower than estimated retrocessional recoveries on unpaid losses, including the effects of losses due to a decline in the creditworthiness of PXRE's retrocessionaires;
(vii) increases in interest rates, which cause a reduction in the market value of PXRE's interest rate sensitive investments, including its fixed income investment portfolio and potential underperformance in PXRE's finite coverages;
(viii) decreases in interest rates causing a reduction of income earned on net cash flow from operations and the reinvestment of the proceeds from sales, calls or maturities of existing investments and shortfalls in cash flows necessary to pay fixed rate amounts due to finite contract counterparties; (ix) market fluctuations with respect to PXRE's portfolio of hedge funds and other privately held securities: liquidity risk, credit risk and market risk; (x) foreign currency fluctuations resulting in exchange gains or losses; (xi) a contention by the United States Internal Revenue Service that PXRE or PXRE's offshore subsidiaries are subject to U.S. taxation; and (xii) changes in tax laws, tax treaties, tax rules and interpretations. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

         PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

                                 PXRE Group Ltd.
                         Unaudited Financial Highlights
                 (Dollars in thousands except per share amounts)

                                                            Three Months Ended          Nine Months Ended
                                                               September 30,              September 30,
                                                          -----------------------     -----------------------
                                                            2003          2002          2003          2002
                                                          ---------     ---------     ---------     ---------
Gross premiums written                                    $  95,275     $ 120,734     $ 274,123     $ 287,881
                                                          =========     =========     =========     =========
Net premiums written                                      $  70,042     $  66,809     $ 221,431     $ 191,193
                                                          =========     =========     =========     =========

Revenues                                                  $  76,726     $  86,462     $ 262,040     $ 206,755
Losses and expenses                                         (51,995)      (71,274)     (190,344)     (146,095)
                                                          ---------     ---------     ---------     ---------
Income before income taxes                                   24,731        15,188        71,696        60,660
Income tax provision                                         (1,007)       (4,179)       (2,887)      (12,375)
                                                          ---------     ---------     ---------     ---------
Net income before preferred share dividends               $  23,724     $  11,009     $  68,809     $  48,285
                                                          =========     =========     =========     =========
Net income per diluted common share                       $    1.01     $    0.50     $    2.97     $    2.59
                                                          =========     =========     =========     =========
Average shares outstanding (000's)                           23,583        22,137        23,201        18,630

GAAP Ratios:
   Loss ratio                                                  51.2%         63.7%         47.5%         46.7%
   Expense ratio                                               18.3%         25.4%         26.9%         27.8%
                                                          ---------     ---------     ---------     ---------
   Combined ratio                                              69.5%         89.1%         74.4%         74.5%
                                                          =========     =========     =========     =========

Losses Incurred by Segment:
   Catastrophe & Risk Excess                              $  12,555     $  24,674     $  50,847     $  38,917
   Excess of Loss Cessions                                     (592)          211          (737)       (3,145)
                                                          ---------     ---------     ---------     ---------
                                                             11,963        24,885        50,110        35,772
   Finite                                                    10,564        10,288        34,863        12,727
   Other Lines                                                  202         1,623         2,592         1,630
   Exited                                                    13,534        12,087        28,525        34,415
                                                          ---------     ---------     ---------     ---------
                                                          $  36,263     $  48,883     $ 116,090     $  84,544
                                                          =========     =========     =========     =========

Commission and Brokerage, Net of Fee Income by Segment:
   Catastrophe & Risk Excess                              $   6,028     $   5,364     $  18,790     $  13,628
   Excess of Loss Cessions                                     (211)       (2,333)        3,331        (5,477)
                                                          ---------     ---------     ---------     ---------
                                                              5,817         3,031        22,121         8,151
   Finite                                                    (4,114)        7,267        10,530        10,976
   Other Lines                                                  593           465         1,546         1,784
   Exited                                                      (226)        1,781           114         7,457
                                                          ---------     ---------     ---------     ---------
                                                          $   2,070     $  12,544     $  34,311     $  28,368
                                                          =========     =========     =========     =========

Underwriting Income (Loss) by Segment:
   Catastrophe & Risk Excess                              $  50,776     $  24,600     $ 138,708     $  88,302
   Excess of Loss Cessions                                   (6,562)       (4,652)      (22,604)       (9,055)
                                                          ---------     ---------     ---------     ---------
                                                             44,214        19,948       116,104        79,247
   Finite                                                    (1,258)          469        (5,987)        2,635
   Other Lines                                                1,613           (53)        2,216         2,448
   Exited                                                   (13,820)       (6,050)      (24,864)      (16,581)
                                                          ---------     ---------     ---------     ---------
                                                          $  30,749     $  14,314     $  87,469     $  67,749
                                                          =========     =========     =========     =========

                                                                                Sept. 30,         Dec. 31,
Financial Position:                                                               2003              2002
                                                                                ----------       ----------
   Cash and investments                                                         $1,011,299       $  805,331
   Total assets                                                                  1,388,091        1,237,142
   Reserve for losses and loss expenses                                            437,310          447,829
   Shareholders' equity                                                            520,132          453,464
   Book value per common share (1)                                                   21.72            20.33
   Return on equity                                                                   20.0%(2)         16.5%
   Statutory surplus:
      PXRE Reinsurance Company                                                   $ 411,000(3)    $  457,217
      PXRE Reinsurance Ltd.                                                        329,000(4)        70,609



                                                                 Three Months Ended     Nine Months Ended
                                                                   September 30,            September 30,
                                                               ---------------------    --------------------
                                                                  2003        2002        2003        2002
                                                                --------    --------    --------    --------
Underwriting Income Reconciled to Income Before Income Taxes:
   Net underwriting income                                      $ 30,749    $ 14,314    $ 87,469    $ 67,749
   Net investment income                                           5,994       5,011      20,026      17,543
   Net realized investment gains                                     502       4,782         611       5,785
   Interest expense                                               (2,817)     (2,825)     (9,854)     (8,747)
   Other operating expenses                                      (10,573)     (6,696)    (29,586)    (21,790)
   Unrealized foreign exchange gains on losses incurred              876         616       3,052         194
   Other                                                              --         (14)        (22)        (74)
                                                                --------    --------    --------    --------
   Income before income taxes                                   $ 24,731    $ 15,188    $ 71,696    $ 60,660
                                                                ========    ========    ========    ========

(1) After considering convertible preferred shares.
(2) Annualized.
(3) Estimated.
(4) Estimated and before inter-company eliminations.

These preliminary financial statements are unaudited and do not include footnotes that customarily accompany a complete set of financial statements; these footnotes will be furnished when the Company makes its filing on Form 10-Q for the quarter ended September 30, 2003.